CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of November 14, 2009, is by and among International Three Crown Petroleum LLC, a Colorado limited liability company (“ITC”), Bontan Oil & Gas Corporation, an Ontario corporation (“Bontan”), Bontan Corporation Inc., an Ontario corporation (“Bontan Parent”), Allied Ventures Incorporated, a Belize corporation (“2.5% Holder”) and Israel Petroleum Company, Limited, a Cayman Islands limited company (the “Company”), individually sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.           ITC has previously entered into that certain Option Agreement for Purchase and Sale (the “Option Agreement”), dated October 15, 2009, between ITC and PetroMed Corporation, a Belize corporation (“PetroMed”), pursuant to which ITC obtained, among other things, an exclusive option to purchase PetroMed’s interest in the Offshore Israel Project.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Option Agreement.

B.           ITC, Bontan and 2.5% Holder have formed the Company for the purpose of, among other things, acquiring PetroMed’s interest in the Offshore Israel Project, and each of ITC, Bontan and 2.5% Holder now desire to contribute, and, in the case of Bontan, to commit to contribute, certain assets to the Company in exchange for 2,250 ordinary voting shares of the Company (“Ordinary Shares”), representing a 22.5% equity interest in the Company, 7,500 Ordinary Shares, representing a 75% equity interest in the Company, and 250 Ordinary Shares, representing a 2.5% equity interest in the Company, respectively, on the terms and subject to the conditions set forth herein.

C.           In consideration of the benefit Bontan Parent will receive from its ownership of all of the outstanding equity interests of Bontan, Bontan Parent is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. Contribution, Assignment and Assumption of Option Agreement.  Concurrently with the execution of this Agreement, ITC and the Company shall execute and deliver an assignment agreement in the form attached hereto as Exhibit A (the “Assignment Agreement”), pursuant to which ITC shall contribute, assign and transfer to the Company all of ITC’s right, title and interest in, to, and under the Option Agreement, and the Company will accept such contribution and assignment, and assume and agree to perform all obligations of ITC under the Option Agreement.  Upon the execution and delivery of the Assignment Agreement by ITC and the Company, ITC shall be relieved of all liability under the Option Agreement that arises or accrues after the date hereof.

2. Contributions by Bontan.

(a) Initial Contributions.  Conditioned upon ITC’s or the Company’s election to exercise the Option under the Option Agreement, Bontan shall contribute the following to the Company on the date of Closing under the Option Agreement (the “Initial Contribution Date”);   except that as an administrative convenience to Bontan and the Company, Bontan Parent shall pay and deliver the following directly to PetroMed, with all such deliverables (i) being first deemed a contribution to Bontan by Bontan Parent, (ii) next being deemed a subsequent contribution by Bontan to the Company and (iii) thereafter constituting a subsequent payment and distribution by the Company to PetroMed under the Option Agreement:

(i)           US$850,000 by wire transfer of immediately available funds to the account or accounts designated by PetroMed in the Option Agreement;

(ii)           8,617,686 shares of common stock of Bontan Parent (the “Contributed Shares”), evidenced by a Stock Certificate, issued to and in the name of PetroMed; and

(iii)           a warrant to purchase up to 22,853,058 shares of common stock of Bontan Parent in the form attached hereto as Exhibit B and duly executed by Bontan Parent.

(b)           Contributions Upon Closing.  Immediately following the Closing under the Option Agreement, Bontan Parent shall contribute to Bontan, which in turn shall contribute to the Company, US$1,500,000 by wire transfer of immediately available funds to the account or accounts designated by the Company, which amounts shall be used to, among other things, (i) pay a monthly fee of US$20,000 to ITC for managing the Company pursuant to the Shareholder Agreement, (ii) reimburse ITC for any expenses incurred after the Closing under the Option Agreement in connection with the management of the Offshore Israel Project, and (iii) pay the Company’s expenses following the Closing under the Option Agreement.

(c)           Contribution of Financing Proceeds.  As soon as practicable after its receipt thereof, Bontan Parent shall contribute to Bontan, which in turn shall contribute to the Company, the net proceeds of each closing under the Financings (as defined below).

(d)           Proceeds from Prior Financing.  If Bontan Parent receives any proceeds from a Financing prior to the execution of the Agreement, it will hold the net proceeds for contribution to Bontan, and for subsequent contribution to the Company, for the purposes described in Sections 2(a)(i) and 2(b) above.

3. Issuance of Ordinary Shares; Execution of Stockholders Agreement.  Upon execution of this Agreement, the Company shall issue 7,500 Ordinary Shares to Bontan, 2,250 Ordinary Shares to ITC and 250 Shares to 2.5% Holder (collectively, the “Shares”).  Concurrently with the execution of this Agreement, ITC, Bontan, Bontan Parent and 2.5% Holder shall execute and deliver, the Stockholders Agreement of the Company, in the form attached hereto as Exhibit C (the “Stockholders Agreement”).

4. Distribution of Over-Riding Royalty.  Immediately following the Closing under the Option Agreement, the Company shall execute the Assignment of Overriding Royalty to H. Howard Cooper or its designee in the form attached hereto as Exhibit D conveying a gross 1% over-riding royalty of all oil, gas and associated hydrocarbons produced, saved and sold from the area covered by the Offshore Israel Project, exclusive of existing burdens, and which shall not be reduced by subsequent farmouts or transfers of other interests in the Offshore Israel Project.

5. Warrant Plan.  As promptly as reasonably practicable following the Closing, the Company and Bontan Parent shall enter into an agreement (the “Warrant Plan”), pursuant to which Bontan Parent will be obligated to issue warrants, over a period to be defined in the Warrant Plan, to purchase, in the aggregate, up to 500,000 shares of common stock of Bontan Parent, which warrants shall be issued to officers, employees, agents and consultants of the Company (other than Howard Cooper) in accordance with the Warrant Plan.  The warrants issued or issuable pursuant to the Warrant Plan shall be in a form mutually agreeable to the Company and Bontan Parent, shall have an exercise price of $US0.35 or such other price (which may be based on a formula) as is agreed to in the Warrant Plan, and shall have such other terms, including vesting provisions, as shall be set forth in the Warrant Plan.  Bontan Parent agrees to use its best efforts to register the common shares underlying all such warrants on Form S-8 (or such other available form) prior to the first warrants to vest.

6. Financings.

(a)           Financings.  ITC has assisted, and will endeavor to continue to assist, Bontan Parent, subject to the limitations in Section 6(e), in identifying investors and/or lenders to provide Bontan Parent with up to US$18,000,000 in financing (whether through one or more debt or equity securities offerings or any other financing transactions) to cover the cost of seismic and other technical work and other expenses incurred, or expected to be incurred, in connection with the Offshore Israel Project (the “Financings”), and Bontan Parent shall use its best efforts to consummate the Financings.

(b)           $850,000 Financing.  It is anticipated that Bontan Parent will raise at least US$850,000, net of expenses, through a Financing, the proceeds of which will used by Bontan Parent and Bontan to satisfy the US$850,000 cash closing obligation referred to in paragraph 2(a)(i) above and to cover related costs and expenses.  The proceeds from such Financing that are received prior to the Closing under the Option Agreement shall be placed in escrow with Bontan Parent’s counsel, and shall be delivered to the Company immediately following such Closing. In the event such Closing shall not occur, such proceeds shall be returned to the participants in the Financing.  Subject to ITC’s consent, Bontan Parent agrees to include the shares of Bontan Parent common stock issued in such Financing, along with the shares underlying any warrants issued in such Financing, in the first registration statement it files with the U.S. Securities and Exchange Commission covering the resale of the Bontan Parent stock underlying the warrants issued pursuant to Section 7(b) below.

(c)           $5,500,000 Financing.  It is anticipated that Bontan Parent will also raise an aggregate of US$5,500,000, net of expenses, through a Financing, the net proceeds of which will be applied towards the remaining cash contributions required to be made by Bontan pursuant to paragraph 2 and for the Company’s general working capital purposes.  Bontan Parent agrees to contribute the proceeds, net of expenses, of the Financing contemplated by this Section 6(c) to Bontan for subsequent contribution to the Company pursuant hereto.  Not later than 60 days following completion of the Financing contemplated by this Section 6(c), Bontan Parent agrees to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of Bontan Parent common stock sold in such Financing, along with the shares underlying any accompanying warrants, and to use its best efforts to obtain effectiveness of such registration statement within 60 days thereafter (and to maintain the effectiveness of such registration statement while any shares are issuable pursuant to such warrants); provided, however, that to the extent such Financing has closed prior to the effectiveness of the registration statement required to be filed pursuant to Section 7(b) below, such shares may, subject to ITC’s consent, be registered under such registration statement.

(d)           Additional Financings.  Upon the Closing, the Company will have assumed certain obligations under the Material Agreements.  Bontan Parent shall use its best efforts to complete additional Financings in order to raise at least $12,500,000, and shall contribute the proceeds of any such Financing, net of expenses, to Bontan for subsequent contribution to the Company as shall be necessary to permit the Company (by virtue of the contribution of the Financing proceeds) to perform all obligations of the Company under the Material Agreements and any other obligations relating to the conduct of exploratory operations on the Licenses and Permit, unless the Company is able to obtain the payment of such obligations by third parties in exchange for farmouts or other acquisitions of interests in the Offshore Israel Project; provided, however, that Bontan and/or Bontan Parent shall be entitled to keep up to $500,000 (in aggregate) of such proceeds, if and only if, Bontan Parent has raised and contributed to the Company not less than $5,500,000 of proceeds from the Financings.  Not later than 60 days following completion of any such Financing, Bontan Parent agrees to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of Bontan Parent common stock sold in any such Financing, along with the shares underlying any accompanying warrants, and to use its best efforts to obtain the effectiveness of such registration statement within 60 days thereafter and to maintain the effectiveness of such registration statement while any shares are issuable pursuant to such warrants.

(e)           ITC Services.  ITC shall agree to provide, and shall obtain the agreement of its manager Howard Cooper to provide, reasonable assistance to Bontan Parent with respect to providing information on the Offshore Israel Project and shall introduce prospective investors and lenders for the Financings to Bontan Parent but shall not be involved in any meetings with potential investors or other Bontan Parent selling efforts.

(f)           Market Stand-Off.  Bontan Parent shall not file any registration statement covering any shares other than the shares required to be registered pursuant to this Agreement, or sell, dispose of, transfer, grant any option for the purchase of, or enter into any transaction with the same economic effect as a sale of, any such shares (other than pursuant to this Agreement, the Financings or the Warrant Plan) prior to the earlier of (i) 120 days following the effectiveness of the last registration statement required to be filed by Bontan Parent pursuant to this Section 6 or Section 7(b), or (ii) 9 months following the Closing under the Option Agreement.

7. Additional Agreements.

(a)           Reimbursement.  Upon execution of this Agreement, Bontan Parent shall contribute to Bontan and Bontan shall pay to ITC US$125,000 as a completion of reimbursement of ITC for the Option Payment delivered to PetroMed and for expenses already incurred and anticipated to be incurred by ITC in negotiation of the Option Agreement, travel to Israel, due diligence, preparation for assuming operation of the Offshore Israel Project, and accomplishing the Closing under the Option Agreement, and for Howard Cooper’s time in connection with the foregoing.  Such payment shall be nonrefundable regardless of the actual amount of such expenses and regardless whether the Option is exercised or the acquisition of the Offshore Israel Project is consummated provided that ITC duly performs its Obligations under the Option Agreement.

(b)           Issuance of Warrants.  Upon the completion of the Closing under the Option Agreement, Bontan Parent shall issue to ITC a warrant to purchase up to 5,000,000 shares of common stock of Bontan Parent and shall issue to 2.5% Holder a warrant to purchase up to 2,000,000 shares of common stock of Bontan Parent, each in the form attached hereto as Exhibit D, which warrants shall be exercisable for a period of five years and shall have an initial exercise price of US$0.35 per share (which shall be subject to adjustment as provided for therein).  Bontan Parent agrees to file a registration statement with the U.S. Securities and Exchange Commission covering such warrants and the underlying shares within 60 days of the Closing under the Option Agreement and to use its best efforts to obtain the effectiveness thereof within 60 days of such filing and to maintain the effectiveness of such registration statement while any shares are issuable pursuant to such warrants. The company may also include in such registration statement any shares issued (i) in a Financing (the net proceeds of which have been contributed to the Company pursuant hereto), (ii) pursuant to the warrants issued in any such Financing or (iii) pursuant to this Agreement, but no other shares may be included in such registration statement.

(c)           Joinder and Deliveries.  Bontan Parent and Bontan shall execute and deliver, prior to the Closing under the Option Agreement, a joinder to the Option Agreement for the limited purposes stated in Section 5.2(d) of the Option Agreement, in form and substance satisfactory to the Company and PetroMed, and shall deliver and perform, when required under the Option Agreement, all other items required to be delivered and performed by Pubco under the Option Agreement.

8. Representations and Warranties.

(a)             Company Representations and Warranties.  The Company represents and warrants to the other parties, as of the date hereof, as follows:

(i)           The Company is an exempt company duly organized, validly existing and in good standing under the laws of the Cayman Islands;

     (ii)           All action on the part of the Company necessary for the authorization of the execution, delivery and performance of this Agreement and the Shareholder Agreement by the Company has been taken;

(iii)           Each of this Agreement and the Stockholders Agreement, when executed and delivered, will be the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies; and

(iii)           Immediately following the issuance thereof, the Equity Interests will be the only outstanding equity interests in the Company.

(b)           ITC Representations and Warranties.  ITC represents and warrants to the other parties, as of the date hereof, as follows:

(i)           ITC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado;

(ii)           All action on the part of ITC, its managers and member necessary for the authorization of the execution, delivery and performance of this Agreement and the Shareholder Agreement by ITC has been taken;

(iii)           Each of this Agreement and the Stockholders Agreement, when executed and delivered, will be the valid and binding obligation of ITC enforceable against ITC in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies;

(iv)           ITC has the full right, power and authority to assign the Option Agreement to the Company, and to take any and all other actions required to be taken by it hereunder, and no consent of any third party is required to assign the Option Agreement to the Company or to take any and all other actions required to be taken by it hereunder that has not been obtained.

(v)           ITC has performed, and will continue to perform, due diligence on the Offshore Israel Project and will share all such information with Bontan and Bontan Parent as requested and will otherwise cooperate with Bontan and Bontan Parent to assist them and their counsel and advisors in their own due diligence of the Option Agreement and the Offshore Israel Project.  To the best of ITC’s knowledge, the representations and warranties of PetroMed in the Option Agreement are true and correct as of the date hereof in all material respects.  ITC shall not have changed its understanding regarding the foregoing representations of PetroMed at the time of Closing under the Option Agreement and will reconfirm this at the time of Closing under the Option Agreement.

(vi)           Upon making the contribution of the Option Agreement to the Company under Section 1 above, ITC will vest in the Company all of the right, title and interest in, to and under the Option Agreement as originally conveyed by PetroMed to ITC under the Option Agreement, free and clear of any mortgages, liens, pledges, charges, claims, security interests, agreements, and encumbrances whatsoever, other than those imposed by law, arising as a result of ITC’s ownership of the rights under the Option Agreement.

(vii)           All of the equity owners of ITC are “accredited investors” within the meaning of Regulation D of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(viii)           ITC, through its manager, Howard Cooper, is experienced in making investments in highly speculative investments, such as the warrants being acquired from Bontan Parent and the Offshore Israel Project.  ITC has had access to full and complete information regarding Bontan and Bontan Parent and has used such access to its satisfaction for the purpose of obtaining information about Bontan and Bontan Parent.  ITC has had the opportunity to ask questions of, and to receive answers from, the officers of Bontan and Bontan Parent concerning Bontan and Bontan Parent and the Bontan Parent warrants and underlying shares and to obtain any additional information concerning Bontan and Bontan Parent.  ITC has received all information it considers necessary or advisable in order to make an investment decision, and acknowledges that the entire investment in Bontan Parent and the Company may be lost.

(ix)           ITC acknowledges that the warrants it is acquiring from Bontan Parent have not been registered under the Securities Act or the securities laws of any state, and that the warrants are offered in a transaction not involving a public offering in accordance with Section 4(2) of the Securities Act and Rule 506 of Regulation D.  Accordingly, ITC recognizes that the warrants, and the shares issuable upon their exercise, are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.  ITC understands that Bontan Parent cannot assure that the shares underlying the warrants will ultimately be registered under the Securities Act.  ITC is acquiring the warrants, and the shares in the Company, for investment and not with a view to their distribution in whole or in part.

(x)           ITC agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the warrants, or the shares issuable upon their exercise, except in compliance with the Securities Act and applicable state securities laws.  ITC is also aware that any resale inconsistent with applicable securities laws in the Province of Ontario (“Canadian Securities Laws”) may create liability on ITC’s part and/or the part of Bontan Parent, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the warrants or the shares underlying them except in compliance with Canadian Securities Laws.

(c)           Bontan and Bontan Parent Representations and Warranties.  Bontan and Bontan Parent each represent and warrant to the other Parties, as of the date hereof, as follows:

(i)           Each is a corporation duly organized, validly existing and in good standing under the laws of the province of Ontario;

(ii)           All action on the part of each, and its respective officers, directors and stockholders necessary for the authorization of the execution, delivery and performance by each of this Agreement, the Stockholders Agreement and the warrants to be issued pursuant hereto (the “Warrants”) has been taken;

    (iii)           Each of this Agreement, the Stockholders Agreement and the Warrants, when executed and delivered, will be the valid and binding obligation of Bontan and Bontan Parent enforceable, respectively, against each in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies;

(iv)           Bontan Parent has the full right, power and authority to issue and deliver the Contributed Shares and the shares issuable upon exercise of the Warrants (the “Warrant Shares”), and to take any and all other actions required to be taken by it hereunder, and no consent of any third party is required to issue the Contributed Shares or the Warrant Shares, or to take any and all other actions required to be taken by it hereunder, that has not been obtained; and

(v)           The Contributed Shares and the Warrant Shares, when issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of all preemptive rights, rights of first refusal or similar rights, and the recipient of such shares will acquire good, valid, and marketable title thereto, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, and encumbrances whatsoever, other than those imposed by law.

(vi)           Bontan Parent is experienced in making investments in highly speculative investments, such as the investment in the Company and the Offshore Israel Project.  Bontan Parent has had access to full and complete information regarding the Company and the Offshore Israel Project as provided by the Company or ITC and has used such access to its satisfaction for the purpose of obtaining information.  Bontan Parent has had the opportunity to ask questions of, and to receive answers from, the officers of the Company and ITC concerning the Company, the Offshore Israel Project and the shares of the Company and to obtain any additional information concerning the Company or the Offshore Israel Project.  Bontan Parent has received all information it considers necessary or advisable in order to make an investment decision, and acknowledges that the entire investment in the Company may be lost.

(vii)           Bontan and Bontan Parent acknowledges that the shares Bontan is acquiring in the Company have not been registered under the Securities Act or the securities laws of any state, and that such shares are offered in a transaction not involving a public offering in accordance with Section 4(2) of the Securities Act and Rule 506 of Regulation D.  Accordingly, Bontan and Bontan Parent recognize that such shares of the Company are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.  Bontan and Bontan Parent understand that those shares will not be registered under the Securities Act.  Bontan is acquiring such shares for investment and not with a view to their distribution in whole or in part.

(d)           2.5% Holder Representations and Warranties.  The 2.5% Holder represents and warrants to the other parties, as of the date hereof, as follows:

(i)           2.5% Holder is a corporation duly organized, validly existing and in good standing under the laws of Belize;

(ii)           All action on the part of 2.5% Holder, its managers and member necessary for the authorization of the execution, delivery and performance of this Agreement and the Stockholders Agreement by 2.5% Holder has been taken;

(iii)           Each of this Agreement and the Stockholders Agreement, when executed and delivered, will be the valid and binding obligation of 2.5% Holder enforceable against 2.5% Holder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies;

(iv)           All of the equity owners of 2.5% Holder are “accredited investors” within the meaning of Regulation D of the Securities Act.

(v)           2.5% Holder, through its manager, is experienced in making investments in highly speculative investments, such as the warrants being acquired from Bontan Parent and the Offshore Israel Project.  2.5% Holder has had access to full and complete information regarding Bontan Parent and has used such access to its satisfaction for the purpose of obtaining information about Bontan Parent.  2.5% Holder has had the opportunity to ask questions of, and to receive answers from, the officers of Bontan Parent concerning Bontan Parent and the warrants and underlying shares and to obtain any additional information concerning Bontan Parent.  2.5% Holder has received all information it considers necessary or advisable in order to make an investment decision, and acknowledges that the entire investment in Bontan Parent and the Company may be lost.

(vi)           2.5% Holder acknowledges that the warrants it is acquiring from Bontan Parent have not been registered under the Securities Act or the securities laws of any state, and that the warrants are offered in a transaction not involving a public offering in accordance with Section 4(2) of the Securities Act and Rule 506 of Regulation D.  Accordingly, 2.5% Holder recognizes that the warrants, and the shares issuable upon their exercise, are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.  2.5% Holder understands that Bontan Parent cannot assure that the shares underlying the warrants will ultimately be registered under the Securities Act.  2.5% Holder is acquiring the warrants, and the shares in the Company, for investment and not with a view to their distribution in whole or in part.

(vii)           2.5% Holder agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the warrants, or the shares issuable upon their exercise, except in compliance with the Securities Act and applicable state securities laws.  2.5% Holder is also aware that any resale inconsistent with Canadian Securities Laws may create liability on 2.5% Holder’s part and/or the part of Bontan, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the warrants or the shares underlying them except in compliance with Canadian Securities Laws.

9.           Risk Acknowledgment.  Bontan, Bontan Parent and 2.5% Holder each acknowledge and agree that all information provided by or on behalf of ITC or the Company is being provided solely for the purpose of assisting Bontan, Bontan Parent and 2.5% Holder in conducting their own independent evaluations and analysis and the recipient’s reliance on or use of the same is at the recipient’s sole risk.  Bontan, Bontan Parent and 2.5% Holder acknowledge and agree that ITC and its representatives, officers, directors, employees, agents, affiliates and controlling persons expressly disclaim any and all liability and responsibility for the quality, accuracy, completeness or materiality of the information, including, without limitation: (i) the existence of any and all prospects or potential upside opportunities referenced in the information, (ii) the geological or geophysical characteristics associated with any and all prospects or potential upside opportunities referenced in the information, (iii) the existence, quality, quantity, or recoverability of hydrocarbon reserves associated with the property, (iv) the costs, expenses, revenues or receipts associated with the property, (v) the ownership of or title to the property, (vi) the contractual, economic or financial data associated with the property, (vii) the present or future value, financial viability or productivity of the property, (viii) regulatory matters that may bear on the ability to conduct operations on the Licenses and Permit or on the cost or profitability thereof; and/or (ix) the environmental, security or physical condition of the property or of the surrounding area.

10.           Further Assurances; Access.  The parties shall promptly execute and deliver any additional instruments or documents which may be reasonably necessary to evidence or better effect the transactions contemplated hereby.  Without limiting the foregoing, each Party agrees to give the other Parties and their respective management personnel, legal counsel, accountants, and technical and financial advisors, access and opportunity before the Closing under the Option Agreement to inspect and investigate the books, records, contracts, and other documents of such Party as it relates to its respective business and all of its assets and liabilities (actual or contingent) (except that ITC shall not be obligated to provide confidential information regarding its investors) and further agrees to provide the other with such additional information as may be reasonably requested pertaining to its respective business and assets to the extent reasonably necessary to complete the transactions contemplated herein.

11.           Counterparts.  This Agreement may be executed in any number of counterparts and by each party on a separate counterpart or counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

12.           Governing Law.  This Agreement shall be deemed to be an agreement made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with such laws.

13.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties and its successors and assigns.

14.           No-Shop; Confidentiality.

(a)           Bontan, Bontan Parent and 2.5% Holder, directly or indirectly, in any manner, specifically agree not to contact the Israeli government, PetroMed or any party involved with the Offshore Israel Project or the Option Agreement without ITC’s prior written consent and without ITC being present for the communication.  Bontan Parent agrees that it will not, for the period from execution of this Contribution Agreement through the Closing under the Option Agreement (or, if the Closing does not occur, through November 16,  2009), without the prior written consent of ITC, take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than ITC relating to the sale or issuance, of any of the capital stock of Bontan Parent (other than in furtherance of the Financings) or the acquisition, sale, lease, other disposition of Bontan Parent or any material part of the stock or assets of Bontan Parent and shall notify ITC promptly of any inquiries by any third parties in regards to the foregoing.

(b)           Without the prior written consent of the other Parties, no Party will disclose the terms of this Contribution Agreement to any person other than its respective officers, members of the Board, accountants and attorneys, investors, or advisors, all of whom will agree to maintain the confidentiality hereof.  Despite the foregoing, the Parties acknowledge that Bontan Parent plans to publicly announce this Agreement and its terms on the earlier of five days from execution and delivery of the Agreement or the Closing under the Option Agreement and to file a copy of the Agreement with the U.S. Securities and Exchange Commission.  Bontan Parent shall cooperate with the Company in seeking confidential treatment for any information that may be appropriately kept confidential.  All Parties agree that they will not issue a press release until Bontan Parent issues the press release referred to above, without the prior written consent of the Company and Bontan Parent.

(c)           In addition, no Party shall assign any of its rights or obligations under this Contribution Agreement without the prior written consent of the other Parties, which may be withheld in their absolute discretion, and any purported assignment by a Party without such prior consent shall be void.

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Signature Page to Contribution and Assignment Agreement
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IN WITNESS WHEREOF, Assignor and Sundance have executed this Agreement as of the date first hereinabove written.

INTERNATIONAL THREE CROWN PETROLEUM LLC, a Colorado limited liability company

By:_________________________________
Name: H. Howard Cooper
Title: Manager

BONTAN OIL & GAS CORPORATION, an
Ontario corporation

By:_________________________________
Name: ______________________________
Title: _______________________________

BONTAN CORPORATION, INC., an Ontario corporation

By:_________________________________
Name: ______________________________
Title: _______________________________

ALLIED VENTURES INCORPORATED, a Belize corporation

By:_________________________________
Name: ______________________________
Title: _______________________________

ISRAEL PETROLEUM COMPANY, LIMITED, a Cayman Islands limited company

By: INTERNATIONAL THREE CROWN PETROLEUM LLC, a Colorado limited liability company

By:___________________________
Name: H. Howard Cooper
Title: Manager

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